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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127250 on Form S-4 of Thermo Electron Corporation of our report dated March 14, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
September 6, 2005